Exhibit 99.1

FOR IMMEDIATE RELEASE: Bank7 Corp. Announces Q4 2024 and Full Year Earnings
Oklahoma City, January 16, 2025 – Bank7 Corp. (NASDAQ: BSVN) ("the Company"), the parent company of Oklahoma City-based Bank7 (the "Bank"), today reported unaudited results for the quarter ended December 31, 2024.  “We are pleased to announce record annual results for 2024, as we reached new milestones in net income, PPE, and earnings per share.  Our properly matched balance sheet, disciplined cost controls, and excellent credit quality continues to produce outstanding performance,” said Thomas L. Travis, President and CEO of the Company.
For the year ended December 31, 2024 compared to the year ended December 31, 2023:
-	Net income of $45.7 million compared to $28.3 million, an increase of 61.62%
-	Earnings per share of $4.84 compared to $3.05, an increase of 58.69%
-	Total assets of $1.7 billion compared to $1.8 billion, a decrease of 1.80%
-	Total loans of $1.4 billion compared to $1.4 billion, an increase of 2.69%
-	PPE of $60.4 million compared to $58.4 million, an increase of 3.38%
-	Total interest income of $131.5 million compared to $121.5 million, an increase of 8.22%

Both the Bank’s and the Company’s capital levels continue to be significantly above the minimum levels required to be designated as “well-capitalized” for regulatory purposes.  On December 31, 2024, the Bank’s Tier 1 leverage ratio, Tier 1 risk-based capital ratio, and total risk-based capital ratios were 12.18%, 13.99%, and 15.22%, respectively.  On December 31, 2024, on a consolidated basis, the Company’s Tier 1 leverage ratio, Tier 1 risk-based capital ratio, and total risk-based capital ratios were 12.19%, 13.98%, and 15.21%, respectively.  Designation as a well-capitalized institution under regulations does not constitute a recommendation or endorsement by bank regulators.
Non-GAAP Financial Measures:
This earnings release contains the non-GAAP financial measure pre-provision pre-tax earnings (“PPE”).  The Company’s management uses this non-GAAP measure in their analysis of the Company’s performance.  This measure adjusts GAAP performance to exclude from net income, income tax expense, provision for credit losses, and loss on sales and calls of available-for-sale debt securities.

	For the Year Ended
	2024	2023
Calculation of Pre-Provision Pre-Tax Earnings ("PPE")	(Dollars in thousands)
Net Income	$45,698	$28,275
Income Tax Expense	14,656	8,948
Pre-tax net income	60,354	37,223
Add back: Provision for credit losses	-	21,145
Add back: (Gain)Loss on sales/calls of AFS debt securities	6	16
Pre-provision pre-tax earnings	60,360	58,384

Bank7 Corp.
Consolidated Balance Sheets

	December 31,
Assets	2024 (unaudited)	2023

Cash and due from banks	$234,196	$181,042
Interest-bearing time deposits in other banks	6,719	17,679
Available-for-sale debt securities	59,941	169,487
Loans, net of allowance for credit losses of $17,918 and $19,691 at December 31, 2024 and December 31, 2023, respectively	1,379,465	1,341,148
Loans held for sale, at fair value	-	718
Premises and equipment, net	18,137	14,942
Nonmarketable equity securities	1,283	1,283
Core deposit intangibles	878	1,031
Goodwill	8,458	8,458
Interest receivable and other assets	30,731	35,878

Total assets	$1,739,808	$1,771,666

Liabilities and Shareholders’ Equity

Deposits
Noninterest-bearing	$313,258	$482,349
Interest-bearing	1,202,213	1,109,042

Total deposits	1,515,471	1,591,391

Income taxes payable	77	302
Interest payable and other liabilities	11,047	9,647

Total liabilities	1,526,595	1,601,340

Shareholders’ equity
Common stock, $0.01 par value; 50,000,000 shares authorized; shares issued and outstanding: 9,390,211 and 9,197,696 at December 31, 2024 and December 31, 2023, respectively	94	92
Additional paid-in capital	101,809	97,417
Retained earnings	116,281	78,962
Accumulated other comprehensive loss	(4,971)	(6,145)

Total shareholders’ equity	213,213	170,326

Total liabilities and shareholders’ equity	$1,739,808	$1,771,666

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2024 (unaudited)	2023 (unaudited)	2024 (unaudited)	2023
Interest Income
Loans, including fees	$29,582	$28,727	$119,416	$109,843
Interest-bearing time deposits in other banks	110	248	785	519
Debt securities, taxable	265	685	2,531	2,791
Debt securities, tax-exempt	60	77	273	330
Other interest and dividend income	2,313	2,664	8,535	8,061

Total interest income	32,330	32,401	131,540	121,544

Interest Expense
Deposits	10,593	11,104	45,345	38,998

Total interest expense	10,593	11,104	45,345	38,998

Net Interest Income	21,737	21,297	86,195	82,546

Provision for Credit Losses	-	15,500	-	21,145

Net Interest Income After Provision for Credit Losses	21,737	5,797	86,195	61,401

Noninterest Income
Mortgage lending income	137	159	370	331
Loss on sales, prepayments, and calls of available-for-sale debt securities	(3)	(1)	(6)	(16)
Service charges on deposit accounts	233	222	975	869
Other	2,034	6,389	9,915	8,058

Total noninterest income	2,401	6,769	11,254	9,242

Noninterest Expense
Salaries and employee benefits	5,043	3,086	20,783	17,385
Furniture and equipment	257	241	1,070	995
Occupancy	655	708	2,640	2,689
Data and item processing	459	450	1,897	1,730
Accounting, marketing and legal fees	255	51	836	543
Regulatory assessments	211	524	1,196	1,537
Advertsing and public relations	192	154	549	427
Travel, lodging and entertainment	161	118	431	374
Other	2,185	5,673	7,693	7,740

Total noninterest expense	9,418	11,005	37,095	33,420

Income Before Taxes	14,720	1,561	60,354	37,223
Income tax expense	3,611	491	14,656	8,948
Net Income	$11,109	$1,070	$45,698	$28,275

Earnings per common share - basic	$1.19	$0.12	$4.92	$3.09
Earnings per common share - diluted	1.16	0.12	4.84	3.05
Weighted average common shares outstanding - basic	9,366,074	9,188,888	9,290,051	9,161,565
Weighted average common shares outstanding - diluted	9,556,388	9,274,960	9,447,751	9,264,307

Other comprehensive income (loss)

Unrealized gains (losses) on securities, net of tax expense (benefit) of $335 and ($1 million) for the years ended December 31, 2024 and 2023, respectively	$(856)	$2,932	$1,169	$3,146
Reclassification adjustment for realized losses included in net income net of tax of $1 and $4 for the years ended December 31, 2024 and 2023, respectively	2	1	5	12
Other comprehensive income (loss)	$(854)	$2,933	$1,174	$3,158
Comprehensive Income	$10,255	$4,003	$46,872	$31,433

	Net Interest Margin
	For the Year Ended December 31,
	2024 (unaudited)			2023
	Average Balance	Interest Income/ Expense	Average Yield/ Rate	Average Balance	Interest Income/ Expense	Average Yield/ Rate
	(Dollars in thousands)
Interest-Earning Assets:
Short-term investments	$184,328	$9,320	5.04%	$174,600	$8,580	4.91%
Debt securities, taxable-equivalent	90,184	2,531	2.80	152,094	2,791	1.84
Debt securities, tax exempt	16,651	273	1.64	19,430	330	1.70
Loans held for sale	343	-	-	158	-	-
Total loans(1)	1,391,552	119,416	8.56	1,315,578	109,843	8.35
Total interest-earning assets	1,683,058	131,540	7.79	1,661,860	121,544	7.31
Noninterest-earning assets	39,555			25,943
Total assets	$1,722,613			$1,687,803

Funding sources:
Interest-bearing liabilities:
Deposits:
Transaction accounts	$882,314	33,408	3.78%	$825,169	28,582	3.46%
Time deposits	254,057	11,937	4.69	256,672	10,416	4.06
Total interest-bearing deposits	1,136,371	45,345	3.98	1,081,841	38,998	3.60
Total interest-bearing liabilities	1,136,371	45,345	3.98	1,081,841	38,998	3.60

Noninterest-bearing liabilities:
Noninterest-bearing deposits	381,660			433,603
Other noninterest-bearing liabilities	12,419			10,423
Total noninterest-bearing liabilities	394,079			444,026
Shareholders' equity	192,163			161,936
Total liabilities and shareholders' equity	$1,722,613			$1,687,803

Net interest income		$86,195			$82,546
Net interest spread			3.81%			3.71%
Net interest margin			5.11%			4.97%

(1)	Nonaccrual loans are included in total loans

	Net Interest Margin
	For the Three Months Ended December 31,
	2024 (unaudited)			2023
	Average Balance	Interest Income/ Expense	Average Yield/ Rate	Average Balance	Interest Income/ Expense	Average Yield/ Rate
	(Dollars in thousands)
Interest-Earning Assets:
Short-term investments	$195,948	$2,423	4.91%	$210,710	$2,912	5.48%
Debt securities, taxable-equivalent	50,504	265	2.08	150,291	685	1.81
Debt securities, tax exempt	14,216	60	1.67	18,250	77	1.67
Loans held for sale	526	-	-	284	-	-
Total loans(1)	1,422,382	29,582	8.25	1,362,533	28,727	8.36
Total interest-earning assets	1,683,576	32,330	7.62	1,742,068	32,401	7.38
Noninterest-earning assets	39,721			27,984
Total assets	$1,723,297			$1,770,052

Funding sources:
Interest-bearing liabilities:
Deposits:
Transaction accounts	$911,978	7,683	3.34%	$848,990	8,237	3.85%
Time deposits	250,209	2,910	4.61	254,460	2,867	4.47
Total interest-bearing deposits	1,162,187	10,593	3.62	1,103,450	11,104	3.99
Total interest-bearing liabilities	$1,162,187	10,593	3.62	$1,103,450	11,104	3.99

Noninterest-bearing liabilities:
Noninterest-bearing deposits	$338,645			$485,312
Other noninterest-bearing liabilities	13,014			12,235
Total noninterest-bearing liabilities	351,659			497,547
Shareholders' equity	209,451			169,055
Total liabilities and shareholders' equity	$1,723,297			$1,770,052

Net interest income		$21,737			$21,297
Net interest spread			4.00%			3.39%
Net interest margin			5.12%			4.85%

(1)	Nonaccrual loans are included in total loans

About Bank7 Corp.

We are Bank7 Corp., a bank holding company headquartered in Oklahoma City, Oklahoma. Through our wholly-owned subsidiary, Bank7, we operate twelve locations in Oklahoma, the Dallas/Fort Worth, Texas metropolitan area and Kansas. We are focused on serving business owners and entrepreneurs by delivering fast, consistent and well-designed loan and deposit products to meet their financing needs. We intend to grow organically by selectively opening additional branches in our target markets as well as pursue strategic acquisitions.

Conference Call

Bank7 Corp. has scheduled a conference call to discuss its third quarter results, which will be broadcast live over the Internet, on Thursday, January 16, 2025 at 10:00 a.m. central standard time. To participate in the call, dial 1-888-348-6421, or access it live over the Internet at https://app.webinar.net/Gvl7ABbAdkV. For those not able to participate in the live call, an archive of the webcast will be available at https://app.webinar.net/Gvl7ABbAdkV shortly after the call for 1 year.

Cautionary Statements Regarding Forward-Looking Information

This communication contains a number of forward-looking statements. These forward-looking statements reflect Bank7 Corp.’s current views with respect to, among other things, future events and Bank7 Corp.’s financial performance. Any statements about Bank7 Corp.’s expectations, beliefs, plans, predictions, forecasts, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These statements are often, but not always, made through the use of words or phrases such as “anticipate,” “believes,” “can,” “could,” “may,” “predicts,” “potential,” “should,” “will,” “estimate,” “plans,” “projects,” “continuing,” “ongoing,” “expects,” “intends” and similar words or phrases. Any or all of the forward-looking statements in (or conveyed orally regarding) this presentation may turn out to be inaccurate. The inclusion of or reference to forward-looking information in this presentation should not be regarded as a representation by Bank7 Corp. or any other person that the future plans, estimates or expectations contemplated by Bank7 Corp. will be achieved.

These forward-looking statements are subject to significant uncertainties because they are based upon:  the amount and timing of future changes in interest rates, market behavior, and other economic conditions; future laws, regulations, and accounting principles; changes in regulatory standards and examination policies, and a variety of other matters.  These other matters include, among other things, the impact the direct and indirect effect of economic conditions on interest rates, credit quality, loan demand, liquidity, and monetary and supervisory policies of banking regulators.  Bank7 Corp. has based these forward-looking statements largely on its current expectations and projections about future events and financial trends that Bank7 Corp. believes may affect its financial condition, results of operations, business strategy and financial needs. Bank7 Corp.’s actual results could differ materially from those anticipated in such forward-looking statements as a result of risks, uncertainties and assumptions that are difficult to predict. If one or more events related to these or other risks or uncertainties materialize, or if Bank7 Corp.’s underlying assumptions prove to be incorrect, actual results may differ materially from what Bank7 Corp. anticipates. You are cautioned not to place undue reliance on forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made and Bank7 Corp. undertakes no obligation to update or revise any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events, except as may be required by law. All forward-looking statements herein are qualified by these cautionary statements.

Contact:

Thomas Travis
President & CEO
(405) 810-8600